Exhibit 99

MHR FUND MANAGEMENT LLC

By: /s/ Hal Goldstein
        Name: Hal Goldstein
        Title: Vice President

Address:	40 West 57th Street, 24th Floor New York, NY 10019

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By: MHR Advisors LLC,
        its General Partner

By: /s/ Hal Goldstein
        Name: Hal Goldstein
        Title: Vice President

Address:	40 West 57th Street, 24th Floor New York, NY 10019

MHR ADVISORS LLC

By: /s/ Hal Goldstein
        Name: Hal Goldstein
        Title: Vice President

Address:	40 West 57th Street, 24th Floor New York, NY 10019